                                  EXHIBIT 3.3

                                                                   EXHIBIT 3.3

                             ARTICLES OF AMENDMENT
                                       OF
                                   WSMP, INC.
                         (WHICH HAS CHANGED ITS NAME TO
                               FRESH FOODS, INC.)

         Pursuant to N.C.G.S. ss.55-10-06, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of
Incorporation:

1.       The name of the corporation is WSMP, INC.



2. The following amendment to the charter of the corporation was adopted by its shareholders on the 7th day of May, 1998, in the manner prescribed by law:

                  Article One of the Articles of Incorporation shall read as follows:
                  1.       The name of the corporation is Fresh Foods, Inc.


3.       These Articles will become effective upon filing.




         This the 7th day of May, 1998.

                                WSMP, INC.
                                (which has changed its name to FRESH
                                FOODS, INC.)

                                By:/s/ David R. Clark
                                   ---------------------------------
                                   David R. Clark
                                   President